UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Check the appropriate box:
Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

FINGERMOTION, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

FINGERMOTION, INC.

111 Somerset Road, Level 3, Singapore 238164

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on February 28, 2025

Dear Stockholder:

The annual meeting of stockholders (the “Annual Meeting”) of FingerMotion, Inc. (the “Company”) will be held at Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4N7, on February 28, 2025, at 4:00 p.m. (Pacific Time).

At the Annual Meeting stockholders will be asked to:

1.	elect Martin Shen, Hsien Loong Wong, Yew Poh Leong, Eng Ho Ng and Tuck Seng Low to act as directors of the Company;

2.	ratify the appointment of CT International LLP as the Company’s independent registered public accounting firm;

3.	approve, on a non-binding advisory basis, the compensation of our named executive officers; and

4.	transact any other business properly brought before the Annual Meeting or any adjournment thereof.

On or about February 5, 2025, the Company will mail to all stockholders of record as of January 30, 2025 (the “Record Date”), the Notice of Annual Meeting, Proxy Statement, Proxy Card and our Annual Report to Security Holders for the fiscal year ended February 29, 2024 (the “Annual Report”). Our Annual Report, including financial statements for such period, does not constitute any part of the material for the solicitation of proxies.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record of the Company’s common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

It is important that your shares be represented and voted at the Annual Meeting. If you are the registered holder of the Company’s common stock, you can vote your shares by completing and returning the enclosed proxy card, even if you plan to attend the Annual Meeting. You may vote your shares of common stock in person even if you previously returned a proxy card. Please note, however, that if your shares of common stock are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee. Please carefully review the instructions on the proxy card or the information forwarded by your broker, bank or other nominee regarding voting instructions.

If you are planning to attend the Annual Meeting in person, you will be asked to register before entering the Annual Meeting. All attendees will be required to present government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. If you are a stockholder of record, your ownership of the Company’s common stock will be verified against the list of stockholders of record as of the Record Date, prior to being admitted to the Annual Meeting. If you are not a stockholder of record and hold your shares of common stock in “street name” (that is, your shares of common stock are held in a brokerage account or by a bank or other nominee), you must also provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to January 30, 2025, and a copy of the voting instruction card provided by your broker, bank or nominee or similar evidence of ownership.

By Order of the Board of Directors

FINGERMOTION, INC.

/s/ Martin Shen
Martin Shen
Chief Executive Officer

Dated: February 3, 2025

Important Notice Regarding The Availability Of Proxy Materials For

The Annual Meeting of Stockholders To Be Held On February 28, 2025:

The Notice of Annual Meeting, Proxy Statement and Form of Proxy, as well as the Company’s Annual Report for the fiscal year ended February 29, 2024 are available at:

https://fingermotion.com/investor-relations/shareholder-meetings

ii

FINGERMOTION, INC.

111 Somerset Road, Level 3, Singapore 238164
(tel: 347-349-5339)

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

To be held on February 28, 2025

THE ANNUAL MEETING

General

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of FingerMotion, Inc. (“we”, “us”, “our” or the “Company”) for use in connection with our annual meeting of our stockholders (the “Annual Meeting”) to be held on February 28, 2025, at 4:00 p.m. (Vancouver time), at Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7, Canada, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting.

On or about February 5, 2025, the Company mailed to all stockholders of record, as of January 30, 2025 (the “Record Date”), the Notice of Annual Meeting, Proxy Statement, Proxy Card and our Annual Report to Security Holders for the fiscal year ended February 29, 2024 (the “Annual Report”). However, our Annual Report does not constitute any part of the material for the solicitation of proxies.

The Proxy Card includes instructions as to how you may submit your proxy on the Internet or over the telephone.

Our principal offices are located at 111 Somerset Road, Level 3, Singapore 238164. Our telephone number is: (347) 349-5339 and our website address is: www.fingermotion.com.

Manner of Solicitation and Expenses

This proxy solicitation is made on behalf of our Board. Solicitation of proxies may be made by our directors, officers and employees personally, by telephone, mail, facsimile, e-mail, internet or otherwise, but they will not be specifically compensated for these services. We will bear the expenses incurred in connection with the solicitation of proxies for the Annual Meeting. Upon request, we will also reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of our common stock as of the Record Date.

Record Date and Voting Shares

The Board has fixed the close of business on January 30, 2025, as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date there were 57,141,186 shares of common stock issued, outstanding and entitled to vote at the Annual Meeting. Holders of shares of common stock are entitled to one vote at the Annual Meeting for each share of common stock held of record as of the Record Date. There is no cumulative voting in the election of directors.

Quorum

A quorum is necessary to hold a valid meeting of our stockholders. The required quorum for the transaction of business at the Annual Meeting is 33 and 1/3 percent (33.33%) of our issued and outstanding shares of common stock as of the Record Date.

In order to be counted for purposes of determining whether a quorum exists at the Annual Meeting, shares of common stock must be present at the Annual Meeting either in person or represented by proxy. Shares that will be counted for purposes of determining whether a quorum exists will include:

•	shares of common stock represented by properly executed proxies for which voting instructions have been given, including proxies which are marked “Abstain” or “Withhold” for any matter;

•	shares of common stock represented by properly executed proxies for which no voting instruction has been given; and

•	broker non-votes.

Broker non-votes occur when shares of common stock held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker does not have discretionary authority to vote such shares. Under the broker voting rules of the NYSE, the ratification of the appointment of CT International LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2025 (Proposal Two below) is considered a “routine” matter, and the election of directors (Proposal One below) and the non-binding, annual advisory vote on execution compensation (Proposal Three below) are considered “non-routine” matters.

Entitlement to Vote

If you are a registered holder of shares of our common stock as of January 30, 2025, the Record Date for the Annual Meeting, you may vote those shares of our common stock in person at the Annual Meeting or by proxy in the manner described below under “Voting of Proxies”. If you hold shares of our common stock in “street name” through a broker or other financial institution, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution in respect of voting your shares.

Voting of Proxies

You can vote the shares of common stock that you own of record on the Record Date by either attending the Annual Meeting in person or by filling out and sending in a proxy in respect of the shares that you own. Your execution of a proxy will not affect your right to attend the Annual Meeting and to vote in person. You may also submit your proxy on the Internet or over the telephone by following the instructions contained in the Proxy card.

You may revoke your proxy at any time before it is voted by:

(a)	filing a written notice of revocation of proxy with our Chief Executive Officer at any time before the taking of the vote at the Annual Meeting;

(b)	executing a later-dated proxy and delivering it to our Chief Executive Officer at any time before the taking of the vote at the Annual Meeting; or

(c)	attending at the Annual Meeting, giving affirmative notice that you intend to revoke your proxy and voting in person. Please note that your attendance at the Annual Meeting will not, in and of itself, revoke your proxy.

All shares of common stock represented by properly executed proxies received at or prior to the Annual Meeting that have not been revoked will be voted in accordance with the instructions of the stockholder who has executed the proxy. If no choice is specified in a proxy, the shares represented by the proxy will be voted FOR all matters to be considered at the Annual Meeting as set forth in the accompanying Notice of Meeting. The shares represented by proxy will also be voted for or against such other matters as may properly come before the Annual Meeting in the discretion of the persons named in the proxy as proxyholders. We are currently not aware of any other matters to be presented for action at the Annual Meeting other than those described herein.

Any written revocation of a proxy or subsequent later-dated proxy should be delivered to the Company at c/o 1055 West Georgia Street, Suite 1500, Royal Centre, P.O. Box 11117, Vancouver, British Columbia, Canada, V6E 4N7, Attention: Martin J. Shen, CEO.

Votes Required

Proposal One – Election of Directors: The affirmative vote of the holders of a plurality of our shares of common stock represented at the Annual Meeting in person or by proxy and entitled to vote thereon is required for the election of our directors. This means that the nominees who receive the greatest number of votes for each open seat will be elected. Stockholders may vote in favor of the election of directors or withhold authority to vote with respect to one or more directors. Under the plurality voting standard, votes marked “For” will be counted in favor of the director nominee and broker non-votes and votes withheld shall have no effect on the election of a director.

Proposal Two – Appointment of Independent Registered Public Accountants: The affirmative vote of the holders of a majority of our shares of common stock represented at the Annual Meeting in person or by proxy and entitled to vote thereon is required for the ratification of the appointment of our independent registered public accountants. Stockholders may vote in favor of or against this Proposal or they may abstain. Abstentions are deemed to be “votes cast” and will have the same effect as a vote against this Proposal. Since this Proposal is considered a “routine” matter, if you do not provide voting instructions to your broker regarding this Proposal, you broker will be permitted to exercise discretionary authority to vote your shares on this Proposal.

Proposal Three – Say-on-Pay for Executive Compensation – Advisory Resolution: The vote to approve the compensation of our named executive officers (commonly known as a “say-on-pay” vote) is advisory and, therefore, not binding on the Company, our Compensation Committee or the Board. The affirmative vote of the holders of a majority of our shares of common stock represented at the Annual Meeting in person or by proxy and entitled to vote thereon is required to pass the non-binding advisory vote on executive compensation. Stockholders may vote in favor of or against the Proposal or they may abstain. Abstentions are deemed to be “votes cast” and will have the same effect as a vote against this Proposal. Since this Proposal is considered a “non-routine” matter, meaning your bank, broker, trust or other nominee does not have discretionary authority to vote on such Proposal, broker non-votes will have no effect on approval of this Proposal.

Stockholder Proposals

No proposals have been received from any stockholder for consideration at the Annual Meeting.

Other Matters

It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If other matters are properly presented, however, the persons named as proxyholders will vote in accordance with their best judgment on such matters. The grant of a proxy also will confer discretionary authority on the persons named as proxyholders to vote in accordance with their best judgment on matters incidental to the conduct of the Annual Meeting.

No Rights of Appraisal

There are no rights of appraisal or similar rights of dissenters with respect to the matters that are the subject of this proxy solicitation under the laws of the State of Delaware, our certificate of incorporation, our certificate of amendment, or our bylaws.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of the following persons has any substantial interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Annual Meeting, other than elections to office and as named executive officers in respect of whose compensation the non-binding advisory vote on executive compensation will be held:

•	each person who has been one of our directors or executive officers at any time since the beginning of our last fiscal year;

•	each nominee for election as one of our directors; or

•	any associate of any of the foregoing persons.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of January 30, 2025, the Record Date for the Annual Meeting, by:

•	each person who is known by us to beneficially own more than 5% of our shares of common stock; and

•	each executive officer, each director, and each nominee for election as a director; and

•	all of our directors and executive officers as a group.

The number of shares beneficially owned and the related percentages are based on 57,141,186 shares of common stock outstanding as January 30, 2025.

For the purposes of the information provided below, shares of our common stock that may be issued upon the exercise or conversion of stock options, warrants and other rights to acquire shares of our common stock that are exercisable or convertible within 60 days following January 30, 2025, when there were deemed to be 57,141,186 shares of common stock of the Company outstanding and beneficially owned by the stockholders for the purpose of computing the number of shares of common stock and percentage ownership of each holder are reported below, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (1)		Percentage of Beneficial Ownership

Directors and Officers:

Martin J. Shen, Chief Executive Officer c/o FingerMotion, Inc., 111 Somerset Road, Level 3, Singapore 238164	843,356	(2)	1.5%

Yew Hon Lee, Chief Financial Officer c/o FingerMotion, Inc., 111 Somerset Road, Level 3, Singapore 238164	538,942	(3)	1.0%

Hsien Loong Wong, Director c/o FingerMotion, Inc., 111 Somerset Road, Level 3, Singapore 238164	432,800	(4)	*

Yew Poh Leong, Director c/o FingerMotion, Inc., 111 Somerset Road, Level 3, Singapore 238164	262,800	(5)	*

Eng Ho Ng, Director c/o FingerMotion, Inc., 111 Somerset Road, Level 3, Singapore 238164	50,400	(6)	*

Li Li, Legal Representative and General Manager of JiuGe Technology c/o FingerMotion, Inc., 111 Somerset Road, Level 3, Singapore 238164	2,536,000	(7)	4.4%

Tuck Seng Low, Nominee for Election as Director c/o FingerMotion, Inc., 111 Somerset Road, Level 3, Singapore 238164	-		-

All directors and executive officers as a group (6 persons)	4,708,298	(8)	8.2%

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (1)		Percentage of Beneficial Ownership

Major Stockholders:

Choe Yang Yeat 6-11-1 V Square PJ City Centre Jalan Utara PJ Selangor 46200 Malaysia	7,276,800	(9)	12.7%

Terren S. Peizer Acuitas Group Holdings, LLC Acuitas Capital LLC 2001 Wilshire Boulevard, Suite 330 Santa Monica, California 90403	4,000,000	(10)	7.0%

Notes:

*	Less than one percent.

(1)	Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of such security; and (ii) investment power, which includes the power to dispose or direct the disposition of the security. Certain shares of common stock may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares of common stock are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares of common stock outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of common stock of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this Proxy Statement. As of January 30, 2025, there were 57,141,186 shares of common stock of the Company issued and outstanding.

(2)	This figure represents (i) 751,356 shares of common stock held directly by Mr. Shen, and (ii) stock options to purchase 92,000 shares of our common stock, which have vested or will vest within 60 days of the date hereof.

(3)	This figure represents (i) 494,542 shares of common stock held directly by Mr. Lee, and (ii) stock options to purchase 88,400 shares of our common stock, which have vested or will vest within 60 days of the date hereof.

(4)	This figure represents (i) 370,000 shares of common stock held directly by Mr. Wong, and (ii) stock options to purchase 62,800 shares of our common stock, which have vested or will vest within 60 days of the date hereof.

(5)	This figure represents (i) 200,000 shares of common stock held directly by Mr. Leong, and (ii) stock options to purchase 62,800 shares of our common stock, which have vested or will vest within 60 days of the date hereof.

(6)	This figure represents stock options to purchase 50,400 shares of our common stock, which have vested or will vest within 60 days of the date hereof.

(7)	This figure represents (i) 2,200,000 shares of common stock held directly by Ms. Li, and (ii) stock options to purchase 336,000 shares of our common stock, which have vested or will vest within 60 days of the date hereof.

(8)	This figure represents (i) 4,015,898 shares of common stock, and (ii) stock options to purchase 692,400 shares of our common stock, which have vested or will vest within 60 days of the date hereof.

(9)	This figure represents (i) 7,200,000 shares of common stock held by Ever Sino International Limited over which Mr. Choe Yang Yeat has sole voting and dispositive power over, and (ii) stock options held directly by Mr. Choe to purchase 76,800 shares of common stock, which have vested or will vest within 60 days of the date hereof.

(10)	This figure represents (i) 1,000,000 shares of common stock held directly by Acuitas Group Holdings, LLC, a California limited liability company (“Acuitas”), and (ii) 3,000,000 shares of common stock held directly by Acuitas Capital LLC, a Delaware limited liability company (“Acuitas Capital”) wholly-owned by Acuitas. Acuitas is a private investment vehicle beneficially owned and controlled by Terren S. Peizer. Mr. Peizer is the sole member and Chairman and managing member of Acuitas and, in such capacity, exercises the sole voting and investment power over the shares of common stock held for the accounts of Acuitas and Acuitas Capital.

Changes in Control

We are unaware of any contract, or other arrangement or provision, the operation of which may at a subsequent date result in a change of control of our Company.

PROPOSAL NUMBER ONE:

ELECTION OF DIRECTORS TO OUR BOARD OF DIRECTORS

Election of Directors

Each of our directors is elected at the annual meeting of our stockholders and, upon the director’s election, will hold office until our next annual meeting or until his or her successor is elected and qualified.

The persons named in the enclosed form of proxy as proxyholders intend to vote for the election of the nominees listed below as directors unless instructed otherwise, or unless a nominee is unable or unwilling to serve as a director of the Company. The Board has no reason to believe that any nominee is unable or unwilling to serve, but if a nominee should determine not to serve, the persons named in the form of proxy as proxyholders will have the discretion and intend to vote for another candidate that would be nominated by the Board.

The affirmative vote of a plurality of the votes present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors is required for the election of each nominee as a director. Our constating documents do not provide for cumulative voting in the election of directors.

Nominees for Election as Directors

Hsien Loong Wong, Yew Poh Leong and Eng Ho Ng, each of whom is a current director, Martin Shen, who is our current Chief Executive Officer and a current director, and Tuck Seng Low, have been nominated for election at the Meeting as directors of the Company for the ensuing year. It is the intention of the persons named in the accompanying form of proxy as proxyholders to vote proxies for the election of each of these individuals as a director, and each of the nominees has consented to being named in this Proxy Statement and to serve as a director, if elected.

Directors and Executive Officers

Our current directors and executive officers and their respective ages as of January 30, 2025, are as follows:

Name	Age	Position with the Company
Martin J. Shen	54	Chief Executive Officer (“CEO”)
Yew Hon Lee	55	Chief Financial Officer (“CFO”)
Hsien Loong Wong	49	Director
Yew Poh Leong	69	Director
Eng Ho Ng	70	Director
Li Li	44	Legal Representative and General Manager of Shanghai JiuGe Information Technology Co., Ltd.

The following describes the business experience of each of the five nominees for election to the Board, including other directorships held in reporting companies:

Martin J. Shen - Mr. Shen was appointed our Chief Executive Officer and Chief Financial Officer on December 1, 2018. He has over 15 years of experience in senior management roles in entrepreneurial startups as well as large multinational corporations. In those roles, he acquired wide-ranging expertise in corporate management, financial oversight and operational administration. Most recently, Mr. Shen founded Imperial Distributors (formerly AP Martin Pharmaceutical Supplies Ltd.) in 2014, establishing the company as the preferred choice for providing distributional support to regional pharmacies throughout Western Canada. His leadership duties as founder and senior vice-president included overseeing all aspects of operations, including managing legal and regulatory compliance issues. They covered ensuring compliance with Health Canada requirements as well as all relevant federal, provincial and municipal legislation. He also led the finance department, building a sound foundation for the accounting function and leveraging his extensive experience in public accounting to guide the acquisition of two companies in Alberta.

Prior to Imperial, Mr. Shen served as Chief Operating Officer and Chief Financial Officer at Wales and Son Industrial (later re-named Weir Minerals) from 2004 to 2014. The firm specializes in the global delivery of, and support for, mining slurry equipment solutions including pumps, hydrocyclones, rubber and wear resistant linings. Sectors served include mining and mineral processing, energy and general industry. As COO and CFO of Wales and Son Industrial, Mr. Shen directed all financial and internal operational activities. This included financial statement preparation and tax filings, banking arrangements, executive compensation and share purchase agreements. He was also responsible for the analysis of monthly results and financial statements and reconciliations to Group head office.

Mr. Shen began his career at PricewaterhouseCoopers in the tax department in Singapore and the audit and advisory group in Hong Kong. As a Tax Manager, he consulted with tax departments of multinational corporations, including Raytheon and Exxon, to provide tax saving mechanisms and future tax planning strategies. Mr. Shen also conducted tax conferences and seminars for current and potential clients to provide overview of tax planning scenarios. He served at PricewaterhouseCoopers from 1994 to 2004. Mr. Shen also spent several years in PwC Vancouver, auditing major Canadian companies and in the process building his expertise in financial management, compliance and financial statement reporting. A US Certified Public Accountant, he holds a BSc from the University of British Columbia.

Hsien Loong Wong - Mr. Wong was appointed a Board member, Chief Executive Officer and Chief Financial Officer on April 14, 2017. On December 1, 2018, Mr. Wong resigned as the Chief Executive Officer and Chief Financial Officer, but continued to serves as a Board member of the Company. He started his career in investor relations in technology, biotechnology, mining and oil and gas. As of January 2023, Mr. Wong leads a team as Senior Associated Division Director at Propnex, Singapore’s largest listed real estate agency. From December 2012 until September 2017, Mr. Wong also served as Senior Manager of Business Development and was its director of property at Big Box Singapore Pte Ltd., a commercial property valued at $600 million. He also has extensive experience in running public companies. In particular, he was CEO of Nexgen Petroleum Corp., an oil and gas drilling company in Tennessee, USA from July 2007 to September 2009. He also currently serves as director to Food Bank Singapore, a registered charity, where he has served since January 2015. Mr. Wong’s previous experience and knowledge of the Company provide good historical information regarding the Company, which helps management with decisions going forward. Mr. Wong received his BA (Hons) in Communications from Simon Fraser University, British Columbia, Canada and his MSc in Real Estate from the National University of Singapore.

Yew Poh Leong - Mr. Leong has been a Board member since December 1, 2018. He has more than 30 years of management experience in growing companies in the technology and hospitality sectors. In that time, Mr. Leong established an extensive network of business relationships in the software, banking and telecommunications sectors throughout the Asia Pacific. In his current position as CEO of Vertical Connection Pte Ltd. (“Vertical Connection”), a position he has held since 2002, Mr. Leong leads the company’s consulting and advisory services in helping other companies expand their businesses regionally through partnerships or acquisitions and implementing core operational and information initiatives. Vertical Connection focuses on fintech, telecommunications services, hospitality and software. Currently, Mr. Leong sits on the boards of several private companies. Since 2017, he has served on the board of directors of Fintrux Pte Ltd., a P2P lending company, as chair and on the boards of each of Vemotion APAC and VM Technology, both software and hardware companies that specialize in wireless video transmission over low bitrate networks. He was recently appointed to the board of BOPHUP, a Singapore-based business accelerator platform which aims to create an efficient marketplace for communities at the base of the pyramid by supporting entrepreneurship, connecting partners and sharing resources for social entrepreneurs and business ventures to access BOP markets.

Mr. Leong served as Group CEO of Radiance Hospitality Group (“Radiance”) from 2002 through 2016, where he led the expansion of the company’s hotel management services in Malaysia, Singapore, China, Indonesia, Cambodia and Russia. Before joining Radiance, Mr. Leong served as Director of Strategic Projects for Keppel T&T, a public company that provides transportation, telecommunications and IT services, from 1999 to 2002. There, he was responsible for its e-businesses, which included establishing credit bureaus in Thailand and Malaysia, establishing and operating data centers in Singapore, Malaysia, Thailand and the Philippines, operating call centers in Singapore and Malaysia, and providing application solutions for local governments, IT infrastructure, and transportation and education organizations.

Prior to his service at Keppel T&T, Mr. Leong was first a Regional Director and then Managing Director of Dun and Bradstreet Software (“Dun and Bradstreet”) (later acquired by Geac Computers), from 1988 to 2001. In those roles, he led company growth from 15 to more than 250 employees in Singapore, Malaysia, Thailand, the Philippines, Indonesia, Sri Lanka, Hong Kong, Beijing and Shanghai. The firm provided business solutions and managed services for 350 customers in the region. Prior to serving at Dun and Bradstreet, Mr. Leong was a consultant with Computer Associates, a consultant at Price Waterhouse, a management consultant at Reliance Travel and an auditor at Razak & Co. Mr. Leong’s extensive corporate experience allows him to provide valuable guidance to the Company and management team as our Company progresses through its development stage. Mr. Leong received a Master Degree in Accounting and Finance from the University of Auckland.

Eng Ho Ng - Mr. Ng was appointed as a Board member on December 11, 2020. Mr. Ng is currently the non-executive Chairman of ZWEEC Analytics Pte Ltd. in Singapore and an independent Board director of TNG Fintech Group in Hong Kong. He previously served in top management positions in several large business corporations in Singapore, including ST Technologies Telemedia Pte Ltd., a subsidiary of Temasek Holdings, as Executive Vice President (Operations), and ST Telemedia’s Indonesian subsidiary, PT Indosat Tbk, as the Deputy President Director. Mr. Ng was also Managing Director of Keppel Telecommunications & Transportation Ltd. after serving in various positions at Keppel T&T and its subsidiaries. Prior to joining Keppel T&T, Mr. Ng was a career officer in the Singapore Armed Forces. Mr. Ng has served as a Director of Alvarion Ltd. and as an Independent Director of Mencast Holdings Ltd. Mr. Ng received his Bachelor of Science (Telecomm System Engineering) Degree (Honours) from the Royal Military College of Science, UK in 1977.

Tuck Seng Low – Mr. Low, aged 66, has not previously served as a Board member. He is an adviser with over 30 years of significant cross-border experience in financial and investment markets, primarily direct investment, real estate, private equity, venture capital, and investment banking (capital markets and corporate finance). He has an outstanding track record of advising on, originating and completing large and complex multi-jurisdictional transactions in public and private markets, as well as creating and leading multi-national consortia for their implementation. Since 2014, Mr. Low has been providing corporate finance advisory services through his sole proprietorship, Tuck Seng Low FCCA Chartered FCSI based in Switzerland.

Mr. Low has served as an adviser to large corporations, financial institutions, Government owned/related entities, private equity firms, hedge funds and companies in various sectors, mainly with a common thread of operating or having an interest in Asia and Europe. In his career, he has worked for and held senior positions including leadership roles in British, Swiss, French, Japanese and Singaporean companies in local, regional and global capacities, mainly out of London, Zurich and Hong Kong.

Until 2015, Mr. Low was Chairman of Global Wealth Solutions AG (Zug/Zurich), a Swiss advisory firm. Prior to assuming this role, he was Managing Director of Frey Capital AG (Zurich), a Swiss corporate finance company which he co-founded, from 2006 to 2010.

From 2002 to 2006, he was a founding partner of STAC Partners, a UK regulated firm focused on private equity, venture capital, real estate and hedge funds. He was previously charged with corporate venturing at a Singapore Government-linked group, Keppel T&T, as Director of Corporate Finance from 1999 to 2001. He was also privately involved in proprietary ventures in business intelligence, B2B exchanges and wireless offerings.

Mr. Low commenced his career in the securities industry in 1987 in the City of London and worked as a research analyst for two stockbroking firms before moving into investment banking at Paribas Capital Markets. He joined Daiwa Securities in London in 1992 where he served as Co-Head of Privatization before transferring to Hong Kong in 1995 as Head of Origination.

Mr. Low completed a foundation program in accounting in 1977 at Kingston Polytechnic (known since 1992 as Kingston University London), and also attended various accountancy colleges in London, England, between 1981 and 1987. He became a Certified Accountant (Association of Chartered Certified Accountants) in June 1987. He qualified as a Certified Accountant (Association of Chartered Certified Accountants) in June 1987. He is a Chartered Fellow of the Chartered Institute for Securities and Investment, UK.

Non-Director Officers

The following describes the business experience of the non-director officers of the Company, other than Martin Shen who is a director nominee:

Yew Hon Lee - Mr. Lee was appointed as the CFO of the Company on December 11, 2020. He was the CFO of Cubinet Interactive Group of Companies (“Cubinet”) from 2006 to November 2020. He was one of the pioneers that started an online game publishing company. In his tenure, he was instrumental in leading Cubinet and building teams across the South East Asia region setting up all the financial processes within a short span of time. In 2011, Mr. Lee took on the additional role as the COO, Middle East and Russia, establishing new strategic partnerships. Prior to joining Cubinet, in 2001, Mr. Lee was employed by Trisilco IT Sdn Bhd as the Finance Manager overseeing the entire spectrum of the Finance and HR functions. In 2005, Mr. Lee took on the role of General Manager managing the entire operations of Trisilco from Finance, HR, Sales & Operations. Trisilco is an IT company specializing in regulatory reporting and compliance for the financial sector. Previously, Mr. Lee had a short tenure in Nadicorp Holdings (“Nadicorp”) as the internal auditor setting up the departments from scratch. Nadicorp is one of the largest private Bumiputra conglomerates with 5 main business units in Transportation, Manufacturing, Property & Plantation, Defence and Other support services. In his tenure as the Internal Auditors Manager, he set up the Audit Charter and the key internal audit processes and procedures. Mr. Lee received his diploma from the Tunku Abdul Rahman College in 1996 and is a Chartered Accountant, a Member of Malaysia Institute of Accountants and a Fellow Member of the Chartered Institute of Management Accountants, United Kingdom.

Li Li - Ms. Li Li is the Legal Representative and General Manager of Shanghai JiuGe Technology Co., Ltd. (“JiuGe Technology”). Ms. Li Li graduated from Nanjing Academy of Engineering. In 2004, she founded Shanghai ChuangYe Network Technology Co., Ltd. as the Vice President. Through close cooperation with local operators, the company launched SMS and MMS services, WAP and mobile JAVA games, Hunan Satellite TV “HTV” e-magazine and other wireless Internet services to meet the rapid development of wireless Internet content and extensive application requirements.

In 2007, Ms. Li Li served as Vice President of Hangzhou JiuYue Information Technology Co., Ltd. Through extensive and in-depth cooperation with operators, the company is committed to the development of SP services such as IVR (Wireless Voice Value-Added Services), voice mail, electronic data exchange, online data processing and transaction processing.

In 2009, Ms. Li Li served as Vice President of Hangzhou LingXuan Information Technology Co., Ltd. With in-depth understanding of the mobile Internet business, combined with years of experience in the operation of wireless value-added services, after an in-depth analysis of the market situation, she proposed the idea of building a wireless value-added interactive services platform and creating an online and offline O2O service model.

Through close cooperation with operators, the company provides an integrated operation platform that covers online services such as information, music, video, and colored ring tones, as well as offline activities such as the Fans Club Meeting in campus, and thus realizes online services for products. Underneath each other, the industry chain is seamlessly connected.

In 2014, Ms. Li Li served as Vice President of Shanghai JiaPinMi Information Technology Co., Ltd. In 2014, WeChat opened the Wi-Fi interface, indicating the big leap and undercurrent of commercial Wi-Fi. However, at the time, there was no domestic Wi-Fi platform that provided blue-collar people with free Internet access, life style and added service to the community. At the beginning of her term of office, Li Li seized the opportunity and proposed to establish a “Hi-WiFi” platform through cloud-based big data marketing with in-depth cooperation with operators, providing blue-collar work force community with free access to the Internet, living, and services. It also provides enterprises with one-stop enterprise-level services based on information-based services and multiple specialized platform services, thus making “Hi-WiFi” the first domestic blue-collar work-force lifestyle platform to be developed. As a one-stop mobile marketing service provider that provides advertisers with wireless marketing solutions to achieve accurate marketing goals. Currently, any service of the platform can reach 100 million direct blue-collar user groups with nearly 300 million download speeds of up to 700 KB per second. Users no longer have to worry about data traffic usage restrictions.

In 2017, Ms. Li Li served as an Advisor to Shenzhen WuYiKa Technology Co., Ltd (“WuYiKa”). WuYiKa is a comprehensive service platform based on carrier traffic and dedicated to digital online service distribution and payment. It has now become a fast and efficient provider of new media marketing solutions for mobile Internet.

Term of Office

All of our directors, when elected, hold office until the next annual meeting of our stockholders or until their successors are elected and qualified. Our officers are appointed by the Board and hold office until their successors are appointed and qualified.

Significant Employees

There are no significant employees of the Company other than our executive officers who provide their services on a consulting basis.

Family Relationships

There is no family relationship between any of our executive officers or directors.

Involvement in Certain Legal Proceedings

Except as disclosed in this proxy statement, during the past ten years none of the following events have occurred with respect to any of our directors and officers:

1.	A petition under any legislation relating to bankruptcy laws or insolvency laws was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of applicable securities legislation, whether federal, state or provincial or any applicable commodities legislation;

4.	Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) above, or to be associated with persons engaged in any such activity;

5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the U.S. Securities Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

There are currently no legal proceedings to which any of our directors or officers is a party adverse to us or in which any of our directors or officers has a material interest adverse to us.

Meetings of Directors during the last Fiscal Year ended February 29, 2024

The Board held three (3) meetings in person or by teleconference during the fiscal year ended February 29, 2024 (“Fiscal 2024”). No director attended fewer than 100% of the total number of meetings of the Board held during Fiscal 2024.

The Company does not have a formal policy with respect to director attendance at annual stockholders’ meetings; however, all directors are encouraged to attend. We anticipate that three directors will attend the 2025 annual meeting of stockholders in person or by teleconference.

Board Independence

We evaluate the independence of our directors in accordance with the listing standards of the Nasdaq Stock Market, LLC (“Nasdaq”) and the regulations promulgated by the SEC. Nasdaq’s rules require that a majority of the members of a company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. After review of all relevant transactions and relationships between each director, or any of his family members, and us, our senior management and our independent registered public accounting firm, our board of directors has determined that the following directors, which comprise all of the three current non-executive members of the Board, are independent directors within the meaning of the Nasdaq listing standards: Hsien Loong Wong, Yew Poh Leong and Eng Ho Ng. Our board of directors has also determined that Tuck Seng Low, the sole nominee for first-time election as a director, is independent under the independence standards prescribed by Nasdaq.

Committees of the Board of Directors

The Board currently has four committees: (i) the Audit Committee; (ii) the Nominating and Corporate Governance Committee; (iii) the Compensation Committee; and (iv) the Risk and Information Security Committee.

Audit Committee

The Audit Committee is governed by and operates under an Audit Committee Charter that was adopted by the Board on December 15, 2021, which complies with the requirements of Nasdaq Listing Rule 5605(c)(1), and which Audit Committee was established on the same date. The Company's Audit Committee consists of Yew Poh Leong (Chair), Hsien Loong Wong and Eng Ho Ng. Each member of the Audit Committee satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market and meet the independence standards under Rule 10A-3 under the Exchange Act. Our Audit Committee financial expert is Yew Poh Leong who qualifies as an “audit committee financial expert” within the meaning of the SEC Rule 10A-3 and possesses financial sophistication within the meaning of the Listing Rules of the Nasdaq Stock Market. The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of the Company.

The Audit Committee is responsible for, among other things:

•	ensuring, through discussion with management and the external auditors, that the Company's annual and quarterly financial statements (individually and collectively, the “Financial Statements”), as applicable, present fairly in all material respects the financial conditions, results of operations and cash flows of the Company as of and for the periods presented;

•	reviewing and recommending for approval to the Board, the Company's financial statements, accounting policies that affect the financial statements, annual MD&A and associated press release(s);

•	reviewing significant issues affecting financial reports;

•	monitoring the objectivity and credibility of the Company's financial reports;

•	considering the effectiveness of the Company's internal controls over financial reporting and related information technology security and control;

•	reviewing with auditors any issues or concerns related to any internal control systems in the process of the audit;

•	reviewing with management, external auditors and legal counsel any material litigation claims or other contingencies, including tax assessments, and adequacy of financial provisions, that could materially affect financial reporting;

•	overseeing the work of the external auditor engaged for the purpose of preparing or issuing an auditor's report or performing such other audit, review or attest services for the Company, including the resolution of disagreements between management and the external auditor regarding financial reporting; and

•	taking such other actions within the general scope of its responsibilities as the Audit Committee shall deem appropriate or as directed by the Board.

A copy of the Audit Committee Charter is attached as an exhibit to our Current Report on Form 8-K filed with the SEC on December 21, 2021, and is also available on the “Corporate Governance” page of the Company’s corporate website, which can be accessed by clicking the “Investor Relations” tab on the homepage of the website: https://fingermotion.com/investor-relations/corporate-governance.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “N&CG Committee”) is governed by and operates under a Nominating and Corporate Governance Committee Charter that was adopted by the Board on December 15, 2021, which complies with the requirements of Nasdaq Listing Rule 5605(e)(2), and which N&CG Committee was established on the same date. The N&CG Committee is currently comprised of Yew Poh Leong (Chair) and Eng Ho Ng. The N&CG Committee is responsible for (i) identifying and recommending to the Board, individuals qualified to be nominated for election to the Board; (ii) recommending to the Board, the members and chairperson for each Board committee; and (iii) periodically reviewing and assessing the Company's corporate governance principles contained in the Nominating and Corporate Governance Committee Charter and making recommendations for changes thereto to the Board.

The N&CG Committee is responsible for, among other things:

•	leading the Company's search for individuals qualified to become members of the Board;

•	evaluating and recommending to the Board for nomination candidates for election or re-election as directors;

•	establishing and overseeing appropriate director orientation and continuing education programs;

•	making recommendations to the Board regarding an appropriate organization and structure for the Board;

•	evaluating the size, composition, membership qualifications, scope of authority, responsibilities, reporting obligations and charters of each committee of the Board;

•	periodically reviewing and assessing the adequacy of the Company's corporate governance principles as contained in the Nominating and Corporate Governance Committee Charter and, should it deem it appropriate, it may develop and recommend to the Board for adoption of additional corporate governance principles;

•	periodically reviewing the Company's Articles in light of existing corporate governance trends, and shall recommend any proposed changes for adoption by the Board or submission by the Board to the Company's shareholders;

•	making recommendations on the structure and logistics of Board meetings and may recommend matters for consideration by the Board;

•	considering, adopting and overseeing all processes for evaluating the performance of the Board, each committee and individual directors; and

•	annually reviewing and assessing its own performance.

A copy of the Nominating and Corporate Governance Committee Charter is attached as an exhibit to our Current Report on Form 8-K filed with the SEC on December 21, 2021, and is also available on the “Corporate Governance” page of the Company’s corporate website, which can be accessed by clicking the “Investor Relations” tab on the homepage of the website: https://fingermotion.com/investor-relations/corporate-governance.

Compensation Committee

The Compensation Committee is governed by and operates under a Compensation Committee Charter that was adopted by the Board on December 15, 2021, which complies with the requirements of Nasdaq Listing Rule 5605(d)(1), and which Compensation Committee was established on the same date. The Compensation Committee is comprised of Yew Poh Leong (Chair) and Eng Ho Ng.

The Compensation Committee assists the Board in fulfilling its oversight responsibilities relating to officer and director compensation, succession planning for senior management, development and retention of senior management and such other duties as directed by the Board.

Each of the Compensation Committee members satisfies the "independence" requirements of Rule 5605(a)(2) of the Listing Rules of Nasdaq. The Compensation Committee will be responsible for, among other things:

•	reviewing and approving the Company's compensation guidelines and structure;

•	reviewing and approving on an annual basis the corporate goals and objectives with respect to the CEO of the Company;

•	reviewing and approving on an annual basis the evaluation process and compensation structure for the Company's other officers, including salary, bonus, incentive and equity compensation;

•	reviewing the Company's incentive compensation and other equity-based plans and recommending changes in such plans to the Board as needed;

•	periodically making recommendations to the Board regarding the compensation of non-management directors, including Board and committee retainers, meeting fees, equity-based compensation and such other forms of compensation and benefits as the Committee may consider appropriate; and

•	overseeing the appointment and removal of executive officers, and reviewing and approving for executive officers, including the CEO, any employment, severance or change in control agreements.

A copy of the Compensation Committee Charter is attached as an exhibit to our Current Report on Form 8-K filed with the SEC on December 21, 2021, and is also available on the “Corporate Governance” page of the Company’s corporate website, which can be accessed by clicking the “Investor Relations” tab on the homepage of the website: https://fingermotion.com/investor-relations/corporate-governance.

Risk and Information Security Committee

The Risk and Information Security Committee (the “RIS Committee”) is governed by and operates under a Risk and Information Security Committee Charter that was adopted by the Board on May 22, 2024. The RIS Committee is comprised of Yew Poh Leong (Chair) and Eng Ho Ng. The RIS Committee assists the Board of Directors of the Company by overseeing and reviewing (i) internal controls to protect information and proprietary assets, and (ii) risk governance, including the enterprise risk management framework, risk policies and risk tolerances.

The RIS Committees’ specific duties include:

•	Reviewing information security and cyber threat policies with the IT Manager and management;

•	Assessing frameworks to prevent, detect, and respond to cyber attacks, and identifying vulnerabilities;

•	Evaluating policies and frameworks for access controls, incident response, business continuity, disaster recovery, and IT asset protection;

•	Reviewing employee education programs on information security issues;

•	Receiving reports on assessments from the IT Manager and other departments;

•	Approving the risk governance structure, enterprise risk management framework, key risk policies, and critical risk tolerances;

•	Discussing major risk exposures with management and the CFO;

•	Approving the internal audit work plan;

•	Receiving reports on risk management reviews and assessments from relevant departments;

•	Reporting regularly to the Board of Directors and reviewing significant issues;

•	Making recommendations to the Board as necessary; and

•	Annually reviewing and updating the RIS Committee’s Charter.

A copy of the Risk and Information Security Committee Charter is attached Exhibit 99.2 to our Annual Report on Form 10-K for the fiscal year ended February 29, 2024, as filed with the SEC on May 29, 2024, and is also available on the “Corporate Governance” page of the Company’s corporate website, which can be accessed by clicking the “Investor Relations” tab on the homepage of the website: https://fingermotion.com/investor-relations/corporate-governance.

Code of Business Conduct and Ethics

On December 15, 2021, the Board adopted a new Code of Business Conduct and Ethics (the “Code”) that applies to all directors, officers and employees of the Company and its subsidiaries. The Code describes the legal, ethical and regulatory standards that must be followed by the directors and officers of the Company and sets forth high standards of business conduct applicable to each director and officer. As adopted, the Code sets forth written standards that are designed to deter wrongdoing and to promote, among other things:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the Code to the appropriate person or persons identified in the Code; and

•	accountability for adherence to the Code.

A copy of our Code and all material Company corporate governance charters, policies and guidelines can be viewed on the “Corporate Governance” page of the Company’s corporate website, which can be accessed by clicking the “Investor Relations” tab on the homepage of the website: https://fingermotion.com/investor-relations/corporate-governance.

Securities Trading and Reporting Guidelines

On December 15, 2021, the Board adopted a Securities Trading and Reporting Guidelines covering securities trades by the Company’s personnel (including directors) that are reasonably designed to promote compliance with insider trading laws, rules and regulations applicable to the Company.

Recovery (Clawback) Policy

On November 17, 2023, the Board adopted the FingerMotion, Inc. Policy for the Recovery of Erroneously Awarded Incentive-Based Compensation (the “Clawback Policy”), in order to comply with Section 10D of the Exchange Act, Rule 10D-1 of the Exchange Act (“Rule 10D-1”), and the listing rules adopted by The Nasdaq Stock Market, LLC (collectively, the “Final Clawback Rules”). The Board has designated the Compensation Committee of the Board as the administrator of the Clawback Policy.

The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers as defined in Rule 10D-1 (“Covered Officers”) of the Company in the event that the Company is required to prepare an accounting restatement, in accordance with the Final Clawback Rules. The recovery of such compensation applies regardless of whether a Covered Officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Clawback Policy, the Company may recoup from the Covered Officers erroneously awarded incentive-based compensation received within a lookback period of the three completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement.

Stockholder Communications

Stockholders may contact an individual director, the Board as a group, or a specified committee or group thereof, including any non-employee directors as a group, either by: (i) mail to FingerMotion, Inc., 111 Somerset Road, Level 3, Singapore 238164; or (ii) by telephone request to Martin Shen, CEO: 1 (347) 349-5339; or (ii) by email to martin.shen@fingermotion.com.

Our CEO will conduct an initial review of all such stockholder communications and will forward the communications to the persons to whom it is addressed, or if no addressee is specified, the CEO, and the appropriate members of the Board, depending on the nature of the communication, will review and act upon such communication. Such communications will be assessed as soon as reasonably practicable taking into consideration the nature of the communication and whether an expedited review and/or response is appropriate.

Certain Relationships and Related Party Transactions

None of the following parties (each, a “Related Party”) has had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

●	any of our directors or officers;

●	any person proposed as a nominee for election as a director;

●	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

●	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

Our Board reviews any proposed transaction involving Related Parties and considers whether such transactions are fair and reasonable and in the Company’s best interest.

Conflicts of Interest

To our knowledge, and other than as disclosed in this Proxy Statement, there are currently no known existing or potential conflicts of interest among us, our directors and officers, or other members of management, or any proposed director, officer or other member of management as a result of their outside business interests, except that certain of the directors and officers serve as directors and officers of other companies and, therefore, it is possible that a conflict may arise between their duties to us and their duties as a director or officer of such other companies.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and officers, and the persons who beneficially own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Copies of all filed reports are required to be furnished to us pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely on the reports received by us and on the representations of the reporting persons, we believe that these persons have complied with all applicable filing requirements during the fiscal year ended February 29, 2024, except as follows:

Name	Position Held	Late or Unfiled Report
Yew Poh Leong	Director	Two late filed Form 4s as required in Fiscal 2024

Other Information

During our last fiscal quarter, none of our directors or executive officers adopted, modified or terminated any contract, instruction or written plan for the purchase or sale of our securities that was intended to satisfy the affirmative defense conditions of Rule 10b5-1(c) or any “non-Rule 10b5-1 trading arrangement” as defined in Item 408(c) of Regulation S-K.

EXECUTIVE COMPENSATION

General

For the purposes of this section:

“CEO” means an individual who acted as the Chief Executive Officer of FingerMotion, or acted in a similar capacity, for any part of the most recently completed financial year;

“CFO” means an individual who acted as the Chief Financial Officer of FingerMotion, or acted in a similar capacity, for any part of the most recently completed financial year;

“incentive plan” means any plan providing compensation that depends on achieving certain performance goals or similar conditions within a specified period;

“incentive plan award” means compensation awarded, earned, paid or payable under an incentive plan;

“NEO” means each of the following individuals:

(a)	a CEO;

(b)	a CFO;

(c)	each of FingerMotion’s two most highly compensated executive officers, other than the CEO and CFO, at the end of the most recently completed financial year whose total compensation was, individually, more than $100,000 for that financial year; and

(d)	up to two individuals who would be a NEO under paragraph (c) but for the fact that the individual was not serving as an executive officer of FingerMotion at the end of that financial year;

“option-based award” means an award under an equity incentive plan of options, including, for greater certainty, stock options, stock appreciation rights and similar instruments that have option-like features; and

“share-based award” means an award under an equity incentive plan of equity-based instruments that do not have option-like features, including, for greater certainty, common shares, restricted shares, restricted share units, deferred share units, phantom shares, phantom share units, common share equivalent units, and stock.

Compensation Discussion and Analysis

Compensation Program Objectives

We have not established a strategy for setting executive salary levels, creating standards we apply in setting compensation levels or what factors we intend to encourage by establishing compensation levels. Since we raised equity capital and have been generating revenues from the sale of our products and services, we have been compensating our NEOs at levels comparable to executive officers of companies within our industry at similar stages of growth.

Our Compensation Committee reviews and recommends to our Board the salaries and benefits of all employees, consultants, directors and other individuals compensated by us. The Board assumes responsibility for reviewing the recommendations of the Compensation Committee and monitoring the long-range compensation strategy for our senior management. The Compensation Committee and the Board reviews the compensation of senior management on a semi-annual basis taking into account compensation paid by other issuers of similar size and activity. The Compensation Committee and Board receives independent competitive market information on compensation levels for executives. It uses salary data of comparable private and public companies as a benchmark for setting executive compensation. This data is obtained from various sources including online research and market surveys.

Anti-Hedging and Anti-Pledging Policy

We adopted an Anti-Hedging and Anti-Pledging Policy (the “Anti-Hedging and Anti-Pledging Policy”). The Anti-Hedging and Anti-Pledging Policy provides that, unless otherwise previously approved by our Nominating and Corporate Governance Committee, no director, officer or employee of the Company or its subsidiaries or, to the extent practicable, any other person (or their associates) in a special relationship (within the meaning of applicable securities laws) with the Company, may, at any time: (i) purchase financial instruments, including prepaid variable forward contracts, instruments for the short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds that are based on fluctuations of the Company’s debt or equity instruments and that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities of the Company; or (ii) purchase Company securities on a margin or otherwise pledge Company securities as collateral for a loan. Any violation of our Anti-Hedging and Anti-Pledging Policy will be regarded as a serious offence.

Elements of the Compensation Program

The total compensation plan for NEOs consists of a base compensation structure and equity-based compensation program in the form of stock options and other awards as provided for under our 2023 Stock Incentive Plan as adopted by the Board on December 12, 2022. The compensation program for our senior management is designed with a view that the level and form of compensation achieves certain objectives, including:

(a)	attracting, retaining and rewarding a knowledgeable and driven management team and to encourage them to attain and exceed performance expectations;

(b)	motivating the short and long-term performance of these executives; and

(c)	better aligning their interests with those of the Company’s stockholders.

In compensating our senior management, we have the ability to arrange for equity participation through our 2023 Stock Incentive Plan.

Base Salary

The base salary component of NEO compensation is intended to provide a fixed level of competitive pay that reflects each NEO’s primary duties and responsibilities. The policy of FingerMotion is that salaries for its NEOs are competitive within its industry and are generally set at the median salary level among entities its size.

Stock Options

Effective December 12, 2022, our Board adopted the 2023 Stock Incentive Plan (the “2023 Stock Incentive Plan”). The purpose of the 2023 Stock Incentive Plan is to enhance the long-term shareholder value by offering opportunities to our directors, executive officers, key employees and eligible consultants to acquire our shares of common stock in order to give these persons the opportunity to participate in our growth and success, and to encourage them to remain in the service of the Company.

Previous grants will be taken into account when considering new grants and the 2023 Stock Incentive Plan currently provides for a maximum of 9,000,000 shares of common stock that may be issued pursuant to awards, which includes stock options, that may be granted under the 2023 Stock Incentive Plan. There are currently 6,039,100 options outstanding and no other awards issued under the 2023 Stock Incentive Plan.

Compensation Governance

Our Compensation Committee is responsible for recommending to our Board the compensation to be paid to our directors and executive officers. We do not have any formal compensation policies and the practices adopted by the Compensation Committee and our Board to determine the compensation for our directors and executive officers is described above.

Summary Compensation Table

Our NEOs for the fiscal year ended February 29, 2024 (“Fiscal 2024”) and the fiscal year ended February 28, 2023 (“Fiscal 2023”) consist of (i) Martin J. Shen, our current President and Chief Executive Officer, (ii) Yew Hon Lee, our current Chief Financial Officer, Secretary and Treasurer and (iii) Li Li, the Legal Representative and General Manager of our contractual controlled company, JiuGe Technology. We have no other executive officers.

The following Summary Compensation Table sets forth the compensation earned by or paid to our named executive officers for Fiscal 2024 and Fiscal 2023 are as follows:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Martin J. Shen (1) President and CEO	2024 2023	180,000 180,000	--	--	--	--	--	--	180,000 180,000

Yew Hon Lee (2) CFO, Secretary and Treasurer	2024 2023	144,000 84,000	--	--	--	--	--	--	144,000 84,000

Li Li Legal Representative and General Manager of JiuGe Technology	2024 2023	127,645 133,745	--	--	--	--	--	--	127,645 133,745

Notes:

(1)	Mr. Shen was appointed as our CEO and CFO on December 1, 2018. Mr Shen resigned as our CFO effective December 10, 2020.

(2)	Mr. Yew Hon Lee was appointed as our CFO on December 11, 2020.

During our most recently completed financial years, we did not pay any other executive compensation to our NEOs.

Executive Employment Agreements

As of February 29, 2024, we did not have any employment agreements with any of our NEOs.

Outstanding Equity Awards Held by Named Executive Officers at Fiscal Year End

The following table sets forth information as at February 29, 2024, relating to equity awards that have been granted to the NEOs. These equity awards are structured to vest over time, ensuring that our executive team remains motivated to drive the Company’s success over the long haul. While these equity awards are primarily focused on retention and long-term alignment rather than immediate performance milestones, we are actively developing additional performance-based incentives which are expected to be specifically designed to directly tie compensation to the achievement of strategic objectives and operational targets, thereby enhancing accountability and driving Company performance. We believe that introducing such performance-linked components will further refine our compensation strategy to support our business goals. We continue to review and adjust our equity compensation plans to ensure they effectively motivate our executives and align with our evolving business strategy and shareholder interest.

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Martin J. Shen	46,000	92,000	N/A	$3.84	Dec. 28, 2026	N/A	N/A	N/A	N/A
Yew Hon Lee	44,200	88,400	N/A	$3.84	Dec. 28, 2026	N/A	N/A	N/A	N/A
Li Li	252,000	168,000	N/A	$3.84	Dec. 28, 2026	N/A	N/A	N/A	N/A

Retirement Benefits

We have no defined benefit or defined contribution plans that provide for payments or benefits at, following or in connection with retirement.

Separation Benefits

The Company does not have any agreements that provide for payment(s) to an NEO at, following, or in connection with the resignation, retirement or other termination of the NEO, or a change in control of the Company, or a change in the NEO’s responsibilities following a change in control.

Compensation Policies and Practices and Risk Management

One of the responsibilities of our Compensation Committee and our Board, in its role in setting executive compensation and overseeing our various compensation programs, is to ensure that our compensation programs are structured so as to discourage inappropriate risk-taking. We believe that our existing compensation practices and policies for all employees, including executive officers, mitigate against this risk by, among other things, providing a meaningful portion of total compensation in the form of equity incentives. These equity incentives have historically been in the form of stock grants to promote long-term rather than short-term financial performance and to encourage employees to focus on sustained stock price appreciation. The Compensation Committee is responsible for monitoring our existing compensation practices and policies and investigating applicable enhancements to align our existing practices and policies with avoidance or elimination of risk and the enhancement of long-term stockholder value.

Director Compensation

Each of our directors receives regular cash compensation of $2,000 per month, for serving on the Board.

The following table set forth information relating to the compensation paid to our non-executive directors for Fiscal 2024:

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Yew Poh Leong	24,000	-	-	-	-	-	24,000
Michael Chan(1)	24,000	-	-	-	-	-	24,000
Hsien Loong Wong	24,000	-	-	-	-	-	24,000
Eng Ho Ng	24,000	-	-	-	-	-	24,000

Notes:

(1)	Mr. Chan resigned from the Board of Directors on November 29, 2024.

As at February 29, 2024, our directors held stock options to acquire an aggregate of 298,500 shares of our common stock as follows: Yew Poh Leong – 78,500 stock options; Michael Chan – 78,500 stock options; Hsien Loong Wong – 78,500 stock options; and Eng Ho Ng – 63,000 stock options.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance measures of the company. As a Smaller Reporting Company, as the term is defined in Rule 405 of the Securities Act of 1933, we are only required to provide three years of Pay Versus Performance information.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(5)	Net Income (loss)(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2024	$180,000	$218,025	$135,823	$188,810	$23.18	$(3,812,017)
2023	$180,000	$188,280	$108,873	$120,411	$12.50	$(7,539,142)
2022	$242,100	$192,420	$187,828	$118,600	$25.00	$(4,943,444)

Notes:

(1)	The dollar amounts in column (b) represent total compensation paid to our principal executive officer (“PEO”), Martin J. Shen, CEO, and are taken directly from the summary compensation tables included in the Company’s annual report on Form 10-K for the period ended February 29, 2024, as filed with the SEC on May 29, 2024, and the Company’s amended annual report on Form 10-K/A for the period ended February 28, 2023, as filed with the SEC on August 31, 2023.

(2)	The compensation amount actually paid to the PEO was calculated as follows:

Year (a)	Reported Summary Compensation Table Total for PEO (b)	Reported Value of Equity Awards (c)	Equity Award Adjustments (d)	Compensation Actually Paid to PEO (e)
2024	$180,000	-	$38,025	$218,025
2023	$180,000	-	$8,280	$188,280
2022	$242,100	$(62,100)	$12,420	$192,420

The reported value of equity awards in column (c) was taken directly from the summary compensation tables included in the Company’s annual report on Form 10-K for the period ended February 29, 2024, as filed with the SEC on May 29, 2024, and the Company’s amended annual report on Form 10-K/A for the period ended February 28, 2023, as filed with the SEC on August 31, 2023. Further, the equity award adjustments in column (d) were calculated as follows:

Year	Year End Fair Value of Equity Awards (1)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards (2)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year (3)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year (4)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year (5)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation (6)	Total Equity Award Adjustments (for column d above)
2024	-	$3,285	-	$34,740	-	-	$38,025
2023	-	-	-	$8,280	-	-	$8,280
2022	-	-	$12,420	-	-	-	$12,420

(3)	The dollar amounts in column (d) represent total compensation paid to Yew Hon Lee, CFO, and Li Li, Legal Representative and General Manager of JiuGe Technology, and are taken directly from the summary compensation tables included in the Company’s annual report on Form 10-K for the period ended February 29, 2024, as filed with the SEC on May 29, 2024, and the Company’s amended annual report on Form 10-K/A for the period ended February 28, 2023, as filed with the SEC on August 31, 2023.

(4)	The average compensation amount actually paid to the non-PEO NEOs was calculated as follows:

Year (a)	Reported Summary Compensation Table Total for NEO (b)	Reported Value of Equity Awards (c)	Equity Award Adjustments (d)	Compensation Actually Paid to NEO (e)
2024	$135,823	-	$52,987	$188,810
2023	$108,873	-	$11,538	$120,411
2022	$187,828	$(86,535)	$17,307	$118,600

The reported value of equity awards in column (c) was taken directly from the summary compensation tables included in the Company’s annual report on Form 10-K for the period ended February 29, 2024, as filed with the SEC on May 29, 2024, and the Company’s amended annual report on Form 10-K/A for the period ended February 28, 2023, as filed with the SEC on August 31, 2023. Further, the equity award adjustments in column (d) were calculated as follows:

Year	Year End Fair Value of Equity Awards (1)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards (2)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year (3)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year (4)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year (5)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation (6)	Total Equity Award Adjustments (for column d above)
2024	-	$4,578	-	$48,409	-	-	$52,987
2023	-	-	-	$11,538	-	-	$11,538
2022	-	-	$17,307	-	-	-	$17,307

(5)	Cumulative total shareholder return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the registrant’s share price at the end and the beginning of the measurement period, by the share price at the beginning of the measurement period.

(6)	Net Income represents the amounts reported in the Company’s audited financial statements included in its annual report on Form 10-K for the period ended February 29, 2024, as filed with the SEC on May 29, 2024, and its annual report on Form 10-K for the period ended February 28, 2023, as filed with the SEC on May 30, 2023.

Relationship Between Total Shareholder Return and Compensation Actually Paid

Pursuant to the information provided in the pay versus performance table, an investor making a $100 investment in the company on February 28, 2021, would have experienced cumulative negative total shareholder return as of February 28, 2022, February 28, 2023, and February 29, 2024. As a result of the negative total shareholder return, both the PEO and non-PEO NEOs were provided limited compensation actually paid during the three-year period presented in the table. For example, Mr. Shen’s compensation actually paid was only and $218,025, $188,280 and $192,420 for fiscal years 2024, 2023 and 2022, respectively, which is a very moderate compensation package as compared to other PEOs currently serving in similar roles at smaller publicly traded companies. Similarly, the average compensation actually paid to non-PEO NEOs for 2024, 2023 and 2022 was only $188,810, $120,411 and $118,600, respectively, which would also be considered a very moderate compensation package as compared to other non-PEO NEOs holding similar positions with smaller publicly traded companies.

Relationship Between Net Income and Compensation Actually Paid

Pursuant to the information provided in the pay versus performance table, the Company recognized a net loss during each of the years ended February 29, 2024, February 28, 2023, and February 28, 2022. As a result of the recognized net loss, both the PEO and non-PEO NEOs were provided limited compensation actually paid during the three-year periods presented in the table. For example, Mr. Shen’s compensation actually paid was only $218,025, $188,280 and $192,420 for fiscal years 2024, 2023 and 2022, respectively, which is a very moderate compensation package relative to other PEOs currently serving in similar roles at smaller publicly traded companies. Similarly, the average compensation actually paid to non-PEO NEOs for 2024, 2023 and 2022 was only $188,810, $120,411 and $118,600, respectively, which would also be considered a very moderate compensation package as compared to other non-PEO NEOs holding similar positions with smaller publicly traded companies.

Disclosure of the Company’s Policies and Practices Related to the Grant of Certain Equity Awards Close In Time to the Release of Material Nonpublic Information

It is the Compensation Committee’s and the Board’s practice to not grant any awards under its 2023 Stock Incentive Plan when in possession of any material nonpublic information, and to wait until such material nonpublic information has been fully disclosed, widely disseminated to the public and at least two full business days has passed after such material nonpublic information has been disclosed.

The Compensation Committee and the Board have not awarded any options to a NEO during the last completed fiscal year ended February 29, 2024.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE ELECTION OF THE DIRECTOR NOMINEES SET FORTH ABOVE

PROPOSAL NUMBER TWO:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

CT International LLP (“CT International”) have been selected as the independent registered public accountants of the Company for the fiscal year ending February 28, 2025. CT International was appointed as our independent registered public accountants on September 10, 2024. Centurion ZD CPA & Co. (“Centurion”), the former independent registered public accountants for the Company, audited the Company’s financial statements for the fiscal years ended February 29, 2024, and February 28, 2023. Neither representatives of CT International nor representatives of Centurion will be present at the Annual Meeting.

On September 10, 2024, our Board of Directors as well as the Audit Committee approved and authorized the termination of Centurion as our independent registered public accounting firm. On the same date, the Board of Directors as well as the Audit Committee approved and authorized the engagement of the accounting firm of CT International as the Company’s new independent registered public accounting firm.

Centurion’s report on our financial statements dated May 29, 2024, for the two most recent fiscal years ended February 29, 2024 and February 28, 2023, did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

In connection with the audit of our financial statements for the two most recent fiscal years ended February 29, 2024 and February 28, 2023, and in the subsequent interim period through the effective date of termination of Centurion on September 10, 2024, there were no disagreements, resolved or not, with Centurion on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Centurion, would have caused Centurion to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years.

During the Company’s two most recent fiscal years ended February 29, 2024 and February 28, 2023 and in the subsequent interim period through the effective date of termination of Centurion on September 10, 2024, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

We provided Centurion with a copy of our current report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that Centurion furnish us with a letter addressed to the Securities and Exchange Commission stating whether Centurion agrees with the statements made in such current report on Form 8-K, and if not, stating the aspects with which it does not agree. A copy of the letter from Centurion, dated September 12, 2024, was filed as Exhibit 16.1 to our current report on Form 8-K filed with the Securities and Exchange Commission on September 12, 2024.

During the two most recent fiscal years ended February 29, 2024 and February 28, 2023 and the subsequent interim period through the effective date of appointment of CT International on September 10, 2024, we had not, nor had any person on our behalf, consulted with CT International regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor had CT International provided to us a written report or oral advice regarding such principles or audit opinion on any matter that was the subject of a disagreement as set forth in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as set forth in Item 304(a)(1)(v) of Regulation S-K with our former independent registered public accounting firm.

In the event ratification by the stockholders of the appointment of CT International as the Company’s independent registered public accountants is not obtained, the Board will reconsider such appointment.

Principal Accountant Fees and Services

The following is an aggregate of fees billed for each of the last two fiscal years for professional services rendered by our current and prior principal accountants:

	2024	2023
Audit fees	$80,000	$78,000
Audit-related fees	21,000	21,000
Tax fees	Nil	Nil
All other fees	Nil	Nil
Total fees paid or accrued to our principal accountants	$101,000	$99,000

Audit Fees

Audit fees are the aggregate fees billed for professional services rendered by our independent auditors for the audit of our annual financial statements, the review of the financial statements included in each of our quarterly reports and services provided in connection with statutory and regulatory filings or engagements.

Audit Related Fees

Audit related fees are the aggregate fees billed by our independent auditors for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not described in the preceding category.

Tax Fees

Tax fees are billed by our independent auditors for tax compliance, tax advice and tax planning.

All Other Fees

All other fees include fees billed by our independent auditors for products or services other than as described in the immediately preceding three categories.

Pre-Approval of Services by the Independent Auditor

Our policy is to pre-approve all audit and permissible non-audit services performed by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Under our audit committee’s policy, pre-approval is generally provided for particular services or categories of services, including planned services, project based services and routine consultations. In addition, the audit committee may also pre-approve particular services on a case-by-case basis. We approved all services that our independent accountants provided to us in the past two fiscal years.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO RATIFY THE APPOINTMENT OF CT INTERNATIONAL LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE COMPANY’S FISCAL YEAR ENDING FEBRUARY 28, 2025.

PROPOSAL NUMBER THREE:

NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, we are providing the Company’s stockholders with the opportunity to vote on a non-binding advisory resolution to approve the compensation of the Company’s Named Executive Officers as described in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. This Proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific Named Executive Officer, but rather the overall compensation of all of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.

The Board has determined to hold such votes on an annual basis until the next vote on the frequency of say-on-pay votes. Accordingly, the next say-on-pay votes will be held at the Company’s annual meeting of stockholders to be held in 2026.

The say-on-pay vote is advisory and, therefore, not binding on the Company, the Compensation Committee or the Board. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. The Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we may communicate directly with stockholders to better understand the concerns that influenced the vote, but in all events we will consider our stockholders’ concerns and will share them with the Compensation Committee which will evaluate whether any actions are necessary to address those concerns.

The key points of our executive compensation program are set forth in the “Executive Compensation” section of this Proxy Statement.

Stockholder Approval of Say-on-Pay Resolution

We believe that the information provided above and within the Executive Compensation section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, the Company is asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement by voting “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in the Company’s Proxy Statement for this Annual Meeting of Stockholders.”

Adoption of this resolution will require the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes against this Proposal. Brokers and other nominee holders do not have discretion to vote uninstructed shares with respect to this Proposal. Accordingly, if brokers or other nominee holders do not receive voting instructions from beneficial owners of the shares, they will not be able to vote the shares and broker non-votes may occur with respect to this Proposal. However, broker non-votes will not affect the outcome of the voting on this Proposal because it requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting (as opposed to a majority of the shares outstanding).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

FUTURE STOCKHOLDER PROPOSALS

Proposals to be Included in Proxy Statement for 2026 Annual Meeting

If a stockholder would like us to consider including a proposal in our proxy statement and form of proxy relating to our annual meeting of stockholders to be held in 2026 (the “2026 annual meeting”) pursuant Rule 14a-8 under the Exchange Act, a written copy of the proposal must be received at our Company’s principal executive office no later than October 8, 2025 (the date that is 120 calendar days before the one- year anniversary of the date on which this proxy statement for this year’s Annual Meeting is released to our stockholders). If the date of our 2026 annual meeting is changed by more than 30 days from the anniversary date of this year’s Annual Meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Exchange Act, in order to be included in our proxy statement and form of proxy. Upon receipt of such a proposal, the Company will determine whether or not to include the proposal in our proxy statement and form of proxy in accordance with applicable law.

Proposals to Be Submitted for 2026 Annual Meeting

Any stockholder who wishes to bring business before our 2026 annual meeting (including any director nominations), but who does not wish to submit the proposal for inclusion in our proxy statement pursuant to Rule 14a-8 under the Exchange Act, must provide notice thereof in writing to the secretary of our Company. The stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company no later than December 22, 2025 (the date that is 45 calendar days before the one-year anniversary of the date on which the proxy materials for this year’s Annual Meeting is first sent to our stockholders). If the date of our 2026 annual meeting is changed by more than 30 days from the anniversary date of this year’s Annual Meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials. The stockholder making the proposal must be a stockholder of record at the time of giving the notice and is entitled to vote at the meeting.

Universal Proxy

In addition, to comply with the universal proxy rules, any stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, and such notice must be postmarked or transmitted electronically to the Company’s principal executive office no later than December 30, 2025 (the date that is 60 calendar days before the one year anniversary of the date of this year’s annual meeting of stockholders). If the date of our 2026 annual meeting is changed by more than 30 calendar days from the anniversary date of this year’s meeting, then such notice must be provided by the later of 60 calendar days prior to the date of the 2026 annual meeting or the 10th calendar day following the day on which we first publicly announce the date of our 2026 annual meeting.

Mailing Instructions

In each case, proposals should be delivered to FingerMotion, Inc., 111 Somerset Road, Level 3, Singapore 238164, Attention: Secretary. To avoid controversy and establish timely receipt by us, it is suggested that stockholders send their proposals by Registered Service (Singapore), which is analogous to the U.S. Postal Service’s “certified mail return receipt requested” standard of service.

ANNUAL REPORT

A copy of the Company’s most recent Annual Report on Form 10-K (including the Company’s audited financial statements for the year ended February 29, 2024, and the related management’s discussion and analysis) is available without charge upon written request to the Company’s Chief Financial Officer at 111 Somerset Road, Level 3, Singapore 238164, Attention: Chief Financial Officer.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public on the SEC’s internet site at www.sec.gov. In addition, we maintain a website that contains information about us, including our SEC filings at www.fingermotion.com. Information on our website, other than our proxy statement, notice and form of proxy, is not part of the proxy soliciting materials and is not incorporated herein by reference.

By Order of the Board of Directors of FingerMotion, Inc.

/s/ Martin J. Shen

Martin J. Shen
Chief Executive Officer

Dated: February 3, 2025

*FINGERMOTION, INC.*
*C/O MARTIN J. SHEN, CEO*
*ROYAL CENTRE, 1055 WEST GEORGIA ST.*
*SUITE 1500, P.O. BOX 11117*
*VANCOUVER, BC, CANADA V6E4N7*

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

To be effective, forms of proxy sent by mail must be received no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the meeting or any adjournment or postponement thereof.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V60922-P24544 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**FINGERMOTION, INC.**

**RESOLUTIONS – the Board of Directors recommends you vote "For" each of the following proposals:**

| | | For | Withhold |
|---|---|---|---|
| 1. | Elect the following as directors: | | |
| 1a. | Martin Shen | ☐ | ☐ |
| 1b. | Hsien Loong Wong | ☐ | ☐ |
| 1c. | Yew Poh Leong | ☐ | ☐ |
| 1d. | Eng Ho Ng | ☐ | ☐ |
| 1e. | Tuck Seng Low | ☐ | ☐ |

| | | For | Against | Abstain |
|---|---|---|---|---|
| 2. | To ratify the appointment of CT International LLP as the Company's independent registered public accounting firm. | ☐ | ☐ | ☐ |
| 3. | To approve, on a non-binding advisory basis, the compensation of the named executive officers, as more particularly described in the Schedule 14A - Proxy Statement. | ☐ | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V60923-P24544

**PROXY**
**ANNUAL MEETING OF STOCKHOLDERS**
**FingerMotion, Inc. (the "Company")**
**February 28, 2025**
**4:00 p.m. (Pacific Time)**
**McMillan LLP, 1500 – 1055 West Georgia Street, Vancouver, British Columbia**

The undersigned stockholder of the Company hereby appoints Mr. Martin Shen, the CEO of the Company, or failing him, Mr. Michael Shannon, legal counsel to the Company, or instead of any of them, ______________________________ (Print the name of the person you are appointing if this person is someone other than the management nominees listed herein), as proxyholder for and on behalf of the stockholder with the power of substitution to attend, act and vote for and on behalf of the stockholder in respect of all matters that may properly come before the Annual Meeting of Stockholders of the Company and at every adjournment thereof, to the same extent and with the same powers as if the undersigned stockholder was present at the said meeting, or any adjournment thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**